AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of the 26th day of September, 2019 (the “Execution Date”), by and among Mount Tam Biotechnologies, Inc., a Nevada corporation (“Parent”), MTB Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), and Banner Midstream Corp., a Delaware corporation (“Banner”), based on the following:

RECITALS

WHEREAS, the boards of directors of Banner, Merger Sub and Parent have each unanimously approved this Agreement and have determined and declared that it is advisable, fair to and in the best interests of their respective corporations and stockholders to consummate the merger of Merger Sub with and into Banner (such transaction, the “Merger”) and the other transactions contemplated hereby, on the terms and conditions set forth herein;

WHEREAS, for U.S. Federal income Tax purposes, it is intended that (a) the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986 (I.R.C. § 368(a)), as amended (the “Code”) (such Tax treatment being referred to as the “Intended Tax Treatment”), (b) this Agreement be, and is hereby, adopted as a “plan of reorganization” for purposes of Sections 354 (I.R.C. § 354) and 361 (I.R.C. § 361) of the Code, and (c) Parent, Merger Sub and Banner each be a “party to the reorganization” within the meaning of Section 368(b) of the Code; and

WHEREAS, Parent, Merger Sub and Banner desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.

AGREEMENT

Based on the stated premises, which are incorporated herein by reference, and for and in consideration of the mutual covenants and agreements hereinafter set forth, the mutual benefits to the parties to be derived herefrom, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I THE MERGER

1.01The Merger.Upon the terms and subject to the satisfaction or waiver of the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.02 herein), in accordance with the relevant provisions of the Delaware General Corporation Law (“DGCL”), Merger Sub shall be merged with and into Banner, and Banner shall be the surviving corporation of the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Parent.  The name of the Surviving Corporation shall be Banner Midstream Corp. The existence of Merger Sub shall cease at the Effective Time as a consequence of the Merger.

1.02Effective Date and Time of Merger.  Upon the terms and subject to the conditions hereof, as soon as practicable after the satisfaction or waiver of the conditions set forth in Articles VI and VII of this Agreement, the Certificate of Merger (the “Certificate of Merger”) shall be executed and delivered to the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL. The time of filing of the Certificate of Merger with the Secretary of State of the State of Delaware is referred to herein as the “Effective Time,” and the date of such filing is referred to herein as the “Effective Date”).

1.03Surviving Corporation.  Following the Merger, Banner shall continue to exist under and shall be governed by the laws of the State of Delaware and shall be the Surviving Corporation.  The Surviving Corporation will be a wholly-owned subsidiary of Parent. The name of the Surviving Corporation shall be Banner Midstream Corp.

1.04Effect of the Merger.  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, at the Effective Time, all the properties, rights, privileges, powers, and franchises of Merger Sub shall vest in Banner, and all the debts, liabilities, and duties of Merger Sub shall become the debts, liabilities and duties of Banner.

1.05Directors and Officers.  The directors of Banner immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.  The officers of Banner immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

Article II PLAN OF MERGER

2.01Conversion of Stock.

(a)At the Effective Time, and after giving effect to the Reverse Split described in Section 5.01, each share of common stock of Banner, par value $0.0001 (the “Banner Shares”), issued and outstanding immediately prior to the Effective Time and all rights in respect thereof shall be converted into the right to receive one share of common stock of Parent, par value $0.0001 (the “Parent Shares”), so that the number of Banner Shares issued and outstanding immediately before the Merger are converted into the right to receive an equal amount of Parent Shares.

(b)The Parent Shares issued and outstanding immediately before the Effective Time shall be reduced using a Reverse Split Ratio (described in Section 5.01) on a pro rata basis so that (a) the holders of the Banner Shares immediately prior to the Effective Time shall receive Parent Shares such that the Parent Shares issued to the Banner stockholders, as well as shares reserved for issuance pursuant to the Banner Warrants (as defined in Section 2.03 hereof), equal 90% of the total Parent Shares outstanding, plus shares reserved for issuance pursuant to the Parent Warrants, Parent Options and Banner Warrants (each as defined in Section 2.03 hereof) after the Effective Time and (b) the holders of the Parent Shares immediately prior to the Effective Time shall own Parent Shares, such that the Parent Shares owned by the Parent stockholders, plus the shares reserved for issuance pursuant to the Parent Warrants and Parent Options, after the Effective Time, equal 10% of: the total Parent Shares outstanding, as well as shares reserved for issuance pursuant to the Parent Warrants, the Parent Options and the Banner Warrants.

(c)Banner may sell additional Banner Shares and issue warrants to purchase additional Banner Shares prior to the Effective Date.  Further, Banner may accept the conversion of that certain 12% Senior Secured Convertible Promissory Note dated as of August 24, 2018, as amended or otherwise modified (the “Convertible Note”) prior to the Effective Date.  Any issuance of Banner Shares or warrants, including with respect to conversions of the Convertible Note, prior to the Effective Date shall affect the Reverse Split Ratio.

(d)Banner acknowledges and agrees that the number of Banner Shares outstanding prior to the Effective Date of the Merger will be used by the Parent to determine the Reverse Split Ratio, and, accordingly, Banner agrees to provide to the Parent the number of Banner Shares outstanding approximately two weeks prior to the anticipated Effective Date of the Merger for use by the Parent to calculate the Reverse Split Ratio, and that after such date Banner will not issue additional shares (or share derivatives) prior to the Effective Date.

(e)After the Effective Date of the Merger, each holder of Banner Shares shall, upon the surrender of the certificates representing such Banner Shares to the registrar and transfer agent of Parent, endorsed in blank or accompanied by stock powers executed in blank, with all signatures medallion guaranteed and with all necessary transfer taxes and other revenue stamps affixed and acquired, together with the investment representation letter and all other documents and materials reasonably required by such transfer agent to be delivered in connection therewith, be entitled to receive a certificate or certificates evidencing the Parent Shares (or evidence that such shares have been issued in book entry form) as provided herein.

2.02Conversion of Common Stock of Merger Sub.  At the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, each share of common stock, par value $0.0001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and non-assessable share of common stock par value $0.0001 of the Surviving Corporation, with the same rights, powers and privileges of the shares so converted.

2.03Warrants and Options.  Each option (collectively the “Parent Options”) and warrant (collectively the “Parent Warrants”) issued by the Parent and outstanding before the Effective Time shall be reduced at the Effective Time by the Reverse Split Ratio used to calculate the number of Parent Shares described in Section 2.01 and the exercise price of each such option and warrant shall be multiplied by the Reverse Split Ratio.  Each option and warrant (collectively, the “Banner Warrants”) issued by Banner and outstanding before the Effective Time shall be converted, by virtue of the Merger at the Effective Time, into an option or warrant to purchase Parent Shares on the same terms and conditions for each warrant and option as they were issued by Banner.

2.04Dissenting Stockholders.  Any holder of Banner Shares issued and outstanding immediately prior to the Effective Time, with respect to which appraisal rights, if any, are available by reason of the Merger pursuant to the DGCL, who has not voted in favor of the Merger or consented thereto in writing and who complies with the requirements of the DGCL (the “Banner Dissenting Shares”) shall not be entitled to receive any Parent Shares pursuant to this Article II, unless such holder (the “Banner Dissenting Stockholder(s)”) fails to perfect, effectively withdraws or loses its appraisal rights under the DGCL.  Each Banner Dissenting Stockholder shall be entitled to receive only such rights as are granted under the DGCL, if any.  If any Banner Dissenting Stockholder fails to perfect, effectively withdraws or loses such appraisal rights under the DGCL, such holder shall no longer be deemed an Banner Dissenting Stockholder and such holder’s Banner Dissenting Shares shall thereupon be deemed to have been converted as of the Effective Time into the right to receive that number of Parent Shares to which such Banner Shares are entitled pursuant to this Article II, in each case without interest.  Prior to the Effective Time, Banner shall give Parent prompt notice of any written demands for appraisal pursuant to the DGCL received by Banner, withdrawals of any such written demands and any other documents or instruments received by Banner in connection therewith.  Prior to the Effective Time, Banner shall not, except with the prior written consent of Parent, which consent shall not unreasonably be withheld or delayed, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

2.05Restricted Stock.  The Parent Shares to be issued pursuant to the Merger will not be registered and shall be characterized as “restricted securities” under the federal securities laws, and under such laws such shares may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”) only in certain limited circumstances.  Each certificate evidencing Parent Shares to be issued pursuant to the Merger shall bear a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR THE AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.

2.06Subsequent Actions.  If, at any time after the Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to continue in, vest, perfect or confirm of record or otherwise the Surviving Corporation’s right, title or interest in, to or under any of the rights, properties, privileges, franchises or assets of either of its constituent corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger, or otherwise to carry out the intent of this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either of the constituent corporations of the Merger, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties, privileges, franchises or assets in the Surviving Corporation or otherwise to carry out the intent of this Agreement.

2.07Closing and Parties.  The Closing contemplated hereby shall be held at a mutually agreed upon time and place on such date as may be agreed to in writing by the parties (the “Closing Date”).  The Closing Date shall occur not more than five days following the last to be satisfied of the conditions precedent to the parties’ obligation to closing set forth in Articles VI and VII hereof.  The Closing may be accomplished by express mail, overnight courier, conference telephone call or as otherwise agreed to by the respective parties or their duly authorized representatives.

2.08Closing Events.

(a)Merger Sub and Parent Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article VII, Merger Sub and Parent, as the case may be, shall deliver to Banner at Closing all the following:

(i)     Duly executed copies of the Certificate of Merger and Articles of Merger;

(ii)     A certificate of good standing, issued as of a date within ten days prior to the Closing Date, certifying that Merger Sub is in good standing as a corporation in the State of Delaware and Parent is in good standing as a corporation in the State of Nevada;

(iii)     Incumbency and specimen signature certificates dated as of the Closing Date with respect to the officers of Parent executing this Agreement and any other document delivered pursuant hereto on behalf of Merger Sub and Parent;

(iv)     Copies of the resolutions of Parent’s and Merger Sub’s board of directors and stockholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Parent and Merger Sub, respectively, as of the Closing Date;

(v)     The certificate contemplated by Section 6.04, dated the Closing Date, signed by the president of Parent; and

(vi)     Certificates (or book entry evidence) for the Parent Shares registered in the names of the Banner Stockholders.

In addition to the above deliveries, Parent shall take all steps and actions as Banner and the Banner Stockholders may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

(b)Banner’s Deliveries.  Subject to fulfillment or waiver of the conditions set forth in Article VI, Banner and/or Banner’s stockholders shall deliver to Parent at Closing all the following:

(i)     Duly executed copies of the Certificate of Merger;

(ii)      A certificate of good standing from the Secretary of State of the State of Delaware, issued as of a date within ten days prior to the Closing Date certifying that Banner is in good standing as a corporation in the State of Delaware;

(iii)     Incumbency and specimen signature certificates dated as of the Closing Date with respect to the officers of Banner executing this Agreement and any other document delivered pursuant hereto on behalf of Banner;

(iv)     Copies of the resolutions of Banner’s board of directors and stockholder minutes or consents authorizing the execution and performance of this Agreement and the contemplated transactions, certified by the secretary or an assistant secretary of Banner as of the Closing Date;

(v)     The certificate contemplated by Section 7.03, executed by the president of Banner; and

(vi)     Investment representation letters signed by Banner stockholders together with their respective Banner stock certificates, medallion guaranteed or suitable stock powers.

In addition to the above deliveries, Banner shall take all steps and actions as Parent may reasonably request or as may otherwise be reasonably necessary to consummate the transactions contemplated hereby.

2.09Termination.

(a)This Agreement may be terminated by the board of directors of either Parent or Banner at any time prior to the Closing Date if:

(i)     There shall be any actual or threatened in writing action or proceeding before any court or any governmental body which shall seek to restrain, prohibit, or invalidate the transactions contemplated by this Agreement and which, in the reasonable judgment of such board of directors, made in good faith and based upon the advice of its legal counsel, makes it inadvisable to proceed with the transactions contemplated by this Agreement; or

(ii)     Any of the transactions contemplated hereby are disapproved by any regulatory authority whose approval is required to consummate such transactions or in the reasonable judgment of such board of directors, made in good faith and based on the advice of counsel, there is substantial likelihood that any such approval will not be obtained or will be obtained only on a condition or conditions which would be unduly burdensome, making it inadvisable to proceed with the exchange; or

(iii)     If the Effective Time shall not have occurred by the close of business on November 30, 2019 (the “Termination Date”), except that the Parties acknowledge and agree that the Termination Date may be extended for regulatory approvals of the Merger and other transactions provided for herein, including but not limited to approvals by the SEC and the Financial Industry Regulatory Authority and other necessary regulatory agencies; provided, however, that the right to terminate this Agreement under this Section 2.09(a)(iii) shall not be available to any Party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date.

In the event of termination pursuant to this paragraph (a) of this Section 2.09, no obligation, right, or liability shall arise hereunder, and each party shall bear all of the expenses incurred by it in connection with the negotiation, preparation, and execution of this Agreement and the transactions contemplated hereby.

(b)This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Parent if:

(i)        Stockholders of Banner owning more than ten percent (10%) of the issued and outstanding shares of Banner capital stock perfect their dissenter’s/appraisal rights with respect to the approval of this Agreement and the transactions contemplated; or

(ii)         Banner shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Banner contained herein shall be inaccurate in any material respect; or

(iii)          There has been any material adverse change in the business or financial condition of Banner.

(c)This Agreement may be terminated at any time prior to the Closing Date by action of the board of directors of Banner if:

(i)The stockholders of Banner fail to approve this Agreement and the transactions contemplated hereby in the manner specified herein; or

(ii)Parent shall fail to comply in any material respect with any of its covenants or agreements contained in this Agreement or if any of the representations or warranties of Merger Sub or Parent contained herein shall be inaccurate in any material respect;

(iii)There has been any material adverse change in the business or financial condition of Parent; or

(iv)Banner has not completed a financing greater than minimum net proceeds of $1,000,000 (the “Banner Financing”).

2.10Termination Fee.

(a)If this Agreement is terminated by Banner pursuant to Section 2.09(c)(i), or by Parent pursuant to Section 2.09(b), then Banner shall pay to Parent (by wire transfer of immediately available funds), at or prior to such termination, an amount equal to $50,000, plus Parent’s expenses actually incurred by Parent on or prior to the termination of this Agreement.

(b)If this Agreement is terminated by Banner pursuant to Section 2.09(c)(ii) or (iii), then Parent shall pay to Banner (by wire transfer of immediately available funds), at or prior to such termination, an amount equal to $50,000, plus Banner’s expenses actually incurred by Banner on or prior to the termination of this Agreement.

(c)The parties acknowledge that the agreements contained in this Section 2.10 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Sub would not have entered into this Agreement.  Accordingly, if Banner, on the one hand, or Parent and Merger Sub, on the other hand, shall fail to promptly pay any amount due pursuant to this Section 2.10, and, in order to obtain such payment, the other party commences an action that results in a judgment requiring the payment of such fee, the non-paying party shall pay to the other party the reasonable costs and expenses (including reasonable attorney’s fees and expenses) incurred by such party in connection with such action.

Article III

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Parent and Merger Sub each represents and warrants to Banner that all of the statements contained in this Article III are true as of the Execution Date and as of the Closing Date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Mount Tam Disclosure Schedules attached to this Agreement (the “Mount Tam Disclosure Schedules”); or (c) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Parent and Merger Sub contained in this Article III, disclosure in any section of the Mount Tam Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Parent or Merger Sub calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Mount Tam Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Mount Tam Disclosure Schedules by Parent or Merger Sub shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

3.01Organization.  Parent is a corporation validly existing and in good standing under the laws of the State of Nevada and its wholly-owned subsidiary, Merger Sub, is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Parent and Merger Sub are referred to collectively in this Agreement as “Mount Tam” and as the “Mount Tam Entities.”  Each of the Mount Tam Entities has the corporate power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation or bylaws of any of the Mount Tam Entities or other agreement to which any Mount Tam Entity is a party or by which it is bound.  True, correct and complete copies of the Articles of Incorporation and Bylaws of each of the Mount Tam Entities, each as amended or restated as of the date hereof, have been provided to Banner.  All minutes of meetings (or written consents in lieu of meetings) of the Boards of Directors (and all committees thereof) of the Mount Tam Entities, and all minutes of meetings (or written consents in lieu of meetings) of the stockholders of the Mount Tam Entities have been, or prior to the Closing Date will have been, made available for inspection by Banner.  Except for the ownership of Merger Sub and Mount Tam Therapeutics, Inc. (“Therapeutics”) by Parent, none of the Mount Tam Entities has any wholly or partially owned subsidiaries, or owns any economic, voting or management interests in any other person.

3.02Due Authorization.  Subject to approval by its stockholders, if required by law, Mount Tam has full power and authority to enter into this Agreement and the Certificate of Merger and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Mount Tam of this Agreement have been duly and validly approved and authorized by the board of directors of the Mount Tam Entities, and, other than approval by its stockholders, if required by law, no other actions or proceedings on the part of Mount Tam are necessary to authorize this Agreement, the Certificate of Merger and the transactions contemplated hereby and thereby.  This Agreement constitutes the legal, valid and binding obligation of Mount Tam, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.03Capitalization.  As of the date of execution of this Agreement, the authorized capitalization of Parent consists of (i) 5,000,000 shares of preferred stock, par value $0.0001, none of which is issued and outstanding, and (ii) 200,000,000 shares of common stock, $0.0001 par value, of which 55,710,702 shares are issued and outstanding.  Parent has reserved 10,690,000 shares of common stock for issuance to officers, directors, employees and consultants of Parent, of which 6,647,500 options are currently exercisable, granted pursuant to its equity incentive plan duly adopted by the Board of Directors and approved by Parent’s stockholders. Parent has reserved 1,009,616 shares of common stock for issuance to warrant holders.  All issued and outstanding shares of Parent are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Parent.

3.04SEC Reports; Financial Statements.

(a)Since April 1, 2016, Parent has filed all forms, reports and documents (including all Exhibits) required to be filed by it with the United States Securities and Exchange Commission (the “SEC”) pursuant to the reporting requirements of section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendments or supplements thereto (all Exchange Act filings with the SEC since April 1, 2016, collectively, as well as any such forms, reports and documents filed after the date hereof, the “Parent SEC Reports”) and, with respect to the Parent SEC Reports filed by Parent after the date hereof and prior to the Closing Date, will deliver or make available to via the EDGAR system all of its Parent SEC Reports in the form filed with the SEC.  The Parent SEC Reports (i) were (and any Parent SEC Reports filed after the date hereof will be) in all material respects prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) as of their respective filing dates, did not (and any Parent SEC Reports filed after the date hereof will not) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  On the Closing Date, Parent shall be current in the filing of the Parent SEC Reports.

(b)Included in Parent SEC Reports since April 1, 2016, are (i) the audited consolidated balance sheets of Parent as of December 31, 2018 and 2017, and the related audited consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the fiscal years ended December 31, 2018 and 2017, including the notes thereto, and the accompanying report of the independent registered accountants, and (ii) the unaudited condensed consolidated balance sheet of Parent as of June 30, 2019, and the related unaudited condensed consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the three and six month periods ended June 30, 2019 and 2018, respectively, together with the notes thereto.

(c)The financial statements of Parent delivered pursuant to Section 3.04(b) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Parent financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Parent.  Parent did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Parent in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and results of operations of Parent as of their respective dates and for the respective periods covered thereby.

(d)As of the Effective Date. Parent has filed or will file prior to the Closing Date all tax returns required to be filed by it.  All such returns and reports are accurate and correct in all material respects.  Parent has no liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Parent, except to the extent reflected on such balance sheet, or for such other dates and years and periods prior thereto for which Parent may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and  no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Parent has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse effect on Parent, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Parent.

(e)Except as disclosed in the Parent SEC Reports, the books and records, financial and otherwise, of Parent are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Parent, and Parent has maintained a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

3.05Information.  The information concerning Parent and Merger Sub set forth in this Agreement, Parent SEC Reports and in the Mount Tam Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Parent shall cause the Mount Tam Disclosure Schedules to be updated after the date hereof up to and including the Closing Date.

3.06Absence of Certain Changes or Events.  Except as set forth in this Agreement or the Mount Tam Disclosure Schedules, since June 30, 2019:

(a)There has not been (i) any adverse change in the business, operations, properties, level of inventory, assets, or condition of the Mount Tam Entities or (ii) any damage, destruction, or loss to the Mount Tam Entities (whether or not covered by insurance)  adversely affecting the business, operations, properties, assets, or condition of the Mount Tam Entities;

(b)None of the Mount Tam Entities has (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary or material considering the business of the Mount Tam Entities; (iv) made any change in its method of management, operation, or accounting; (v) entered into any other transactions; (vi) made any accrual or arrangement for or payment of bonuses or special compensation of any kind or any severance or termination payment to any present or former officer or employee; (vii) increased the rate of compensation payable or to become payable by it to any of its officers or directors or any of its employees; or (viii) established any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with its officers, directors, or employees;

(c)Except as set forth on Schedule 3.06(c) of the Mount Tam Disclosure Schedules, none of the Mount Tam Entities has (i) granted or agreed to grant any options, warrants, or other rights for its stocks, bonds, or other corporate securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Parent balance sheet and current liabilities incurred since that date in the ordinary course of business; (iv) sold or transferred, or agreed to sell or transfer, any of its assets, properties, or rights; (v) canceled, or agreed to cancel, any debts or claims; (vi) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of the Mount Tam Entities; or (vii) issued, delivered, or agreed to issue or deliver any stock, bonds, or other corporate securities including debentures (whether authorized and unissued or held as treasury stock); and

(d)To their best knowledge, the Mount Tam Entities have not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of the Mount Tam Entities.

3.07Title and Related Matters.  Except as provided herein or disclosed in the Parent balance sheet and the notes thereto, the Mount Tam Entities have good and marketable title to all of their properties, inventory, interests in properties, and assets, which are reflected in the most recent Parent balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Parent, the business of the Mount Tam Entities as currently conducted does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the businesses of the Mount Tam Entities as now being conducted or as contemplated.

3.08Litigation and Proceedings.  Except as set forth on Schedule 3.08 of the Mount Tam Disclosure Schedules or the Parent SEC Reports, there are no actions, suits, or administrative or other proceedings pending or, to their knowledge, threatened by or against the Mount Tam Entities or adversely affecting the Mount Tam Entities or their properties, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Parent does not have any knowledge of any default on the part of the Mount Tam Entities with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

3.09Contracts.  Except as otherwise disclosed in Schedule 3.09 of the Mount Tam Disclosure Schedules:

(a)There are no material contracts, agreements, franchises, license agreements, or other commitments to which any of the Mount Tam Entities is a party or by which any of the Mount Tam Entities or their properties are bound;

(b)All contracts, agreements, franchises, license agreements, and other commitments to which any of the Mount Tam Entities is a party or by which its properties are bound and which are material to the consolidated operations or financial condition of Parent are valid and enforceable by the Mount Tam Entities in all material respects;

(c)The Mount Tam Entities are not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Parent can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of the Mount Tam Entities; and

(d)None of the Mount Tam Entities is a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice; (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which a Mount Tam Entity is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $30,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $30,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Parent or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $30,000 in the aggregate.

3.10Material Contract Defaults.  None of the Mount Tam Entities is in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of the Mount Tam Entities considered as whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which the Mount Tam Entities have not taken adequate steps to prevent such a default from occurring.

3.11No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any indenture, mortgage, deed of trust, or other contract, agreement, or instrument to which any of the Mount Tam Entities is a party or to which any of its properties or operations are subject.

3.12Governmental Authorizations.  The Mount Tam Entities have all licenses, franchises, permits, and other governmental authorizations that are legally required to enable them to conduct their business in all material respects as conducted on the Execution Date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by the Mount Tam Entities of this Agreement and the consummation by the Mount Tam Entities of the transactions contemplated hereby.

3.13Compliance with Laws and Regulations.  The Mount Tam Entities have complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Mount Tam Entities or except to the extent that noncompliance would not result in the occurrence of any material liability for the Mount Tam Entities.

3.14Insurance.  All of the Mount Tam Entities’ insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such insurance policies provide the types and amounts of insurance customarily obtained by businesses of similar size and character of operations to the businesses of the Mount Tam Entities.  None of the Mount Tam Entities has been refused any insurance with respect to its assets or operations; and its insurance coverage has not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

3.15Environmental.  Each Mount Tam Entity is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration (OSHA) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against any Mount Tam Entity and, to the knowledge of Parent, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

3.16Employee Relations.  Each of the Mount Tam Entities has complied in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Parent believes that the relationships between the Mount Tam Entities and their employees are satisfactory.  None of the Mount Tam Entities has a union.

3.17Officer, Director and Promoter’s Information.  Since April 1, 2016, no Mount Tam Entity, nor any of its respective officers, directors or promoters, has been the subject of:

(a)A bankruptcy petition filed by or against any business of which the Mount Tam Entity or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)A conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting the Mount Tam Entity or any such other person from involvement in any type of business, securities or banking activities; or

(d)A finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

3.18Broker Fees.  The Mount Tam Entities have not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.19 Board Approval.

(a)The board of directors of Parent has duly adopted resolutions: (i) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby (such approvals having been made in accordance with the Nevada Revised Statutes); (ii) determining that the terms of the Merger are fair to and in the best interests of Parent, Merger Sub and Parent’s stockholders; and (c) as sole stockholder of Merger Sub, approving and adopting this Agreement and the Merger, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

(b)The board of directors of Merger Sub has duly adopted resolutions: (i) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby (such approvals having been made in accordance with the DGCL); (ii) determining that the terms of the Merger are fair to and in the best interests of Merger Sub and Merger Sub’s stockholder; and (c) recommending that the stockholder of Merger Sub approve and adopt this Agreement and the Merger, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

Article IV REPRESENTATIONS AND WARRANTIES OF BANNER

Banner represents and warrants to Parent and Merger Sub that all of the statements contained in this Article IV are true as of the Execution Date and as of the Closing Date of this Agreement (or, if made as of a specified date, as of such date) except, in each case, as (a) set forth in the Banner Disclosure Schedules attached to this Agreement (the “Banner Disclosure Schedules”); or (b) as otherwise provided in this Agreement.  For purposes of the representations and warranties of Banner contained in this Article  IV, disclosure in any section of the Banner Disclosure Schedules of any facts or circumstances shall be deemed to be an adequate response and disclosure of such facts or circumstances with respect to all representations or warranties by Banner calling for disclosure of such information, whether or not such disclosure is specifically associated with or purports to respond to one or more or all of such representations or warranties, if it is reasonably apparent on the face of the Banner Disclosure Schedules that such disclosure is applicable.  The inclusion of any information in any section of the Banner Disclosure Schedules by Banner shall not be deemed to be an admission or evidence of materiality of such item, nor shall it establish a standard of materiality for any purpose whatsoever.

4.01Organization.  Banner is a corporation validly existing and in good standing under the laws of the State of Delaware.  Banner has the corporate or other power and is and will be duly authorized, qualified, franchised, and licensed under all applicable laws, regulations, ordinances, and orders of public authorities to own all of its properties and assets and to carry on its business in all material respects as it is now being conducted, and there are no other jurisdictions in which it is not so qualified in which the character and location of the assets owned by it or the nature of the material business transacted by it requires qualification, except where failure to do so would not have a material adverse effect on its business, operations, properties, assets or condition.  The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof will not, violate any provision of the articles of incorporation, bylaws, articles of organization or operating agreement of Banner or other agreement to which Banner is a party or by which it is bound.  True, correct and complete copies of the Articles of Incorporation and Bylaws of Banner, each as amended or restated as of the date hereof, have been provided to Parent.  All minutes of meetings (or written consents in lieu of meetings) of the board of directors (and all committees thereof) of Banner, and all minutes of meetings (or written consents in lieu of meetings) of the stockholders of Banner have been, or prior to the Closing Date will have been, made available for inspection by Parent.  Banner does not have any wholly or partially owned subsidiaries, nor does it own any economic, voting or management interests in any other person.

4.02Due Authorization.  Subject to approval by its stockholders, if required by law, Banner has full power and authority to enter into this Agreement and the Delaware Certificate of Merger and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance by Banner of this Agreement have been duly and validly approved and authorized by the board of directors of Banner, and, other than approval by its stockholders, if required by law, no other actions or proceedings on the part of Banner are necessary to authorize this Agreement, the Delaware Certificate of Merger and the transactions contemplated hereby and thereby.  This Agreement constitutes the legal, valid and binding obligation of Banner, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other laws from time to time in effect which affect creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

4.03Capitalization.  The authorized capitalization of Banner consists of 5,000,000 of shares of preferred stock, $0.0001 par value of which 10,000 are issued and outstanding, and 45,000,000 shares of common stock, $0.0001 par value, of which 5,565,976 are issued and outstanding.  All issued and outstanding shares of Banner are legally issued, fully paid, and nonassessable and not issued in violation of the preemptive or other right of any person.  There are no dividends or other amounts due or payable with respect to any of the shares of capital stock of Banner.  There are 706,896 warrants to purchase Banner Shares at an exercise price equal to a 30% discount to the price offered at a potential initial public offering of Banner Shares.

4.04Financial Statements.

(a)Included in Schedule 4.04 of the Banner Disclosure Schedules are (i) the audited consolidated balance sheets of Banner as of December 31, 2018, and the related unaudited consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the twelve months ended December 31, 2018, including the notes thereto, and (ii) the unaudited condensed consolidated balance sheet of Banner as of June 30, 2019, and the related unaudited condensed consolidated statements of operations, stockholders’ equity (deficit), and cash flows for the six month period ended June 30, 2019, together with the notes thereto.

(b)The financial statements of Banner delivered pursuant to Section 4.04(a) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved as explained in the notes to such financial statements.  The Banner financial statements present fairly, in all material respects, as of their respective dates, the financial condition of Banner.  Banner did not have, as of the date of any such financial statements, except as and to the extent reflected or reserved against therein, any liabilities or obligations (absolute or contingent) which should be reflected in any financial statement or the notes thereto prepared in accordance with generally accepted accounting principles, and all assets reflected therein present fairly the assets of Banner in accordance with generally accepted accounting principles.  The statements of operations and cash flows present fairly the financial position and result of operations of Banner as of their respective dates and for the respective periods covered thereby.

(c)As of the Effective Date, Banner has filed or will file prior to the Closing Date all tax returns required to be filed by it from its inception to the Closing Date.  All such returns and reports are accurate and correct in all material respects.  Banner has no material liabilities with respect to the payment of any federal, state, county, local, or other taxes (including any deficiencies, interest, or penalties) accrued for or applicable to the period ended on the date of the most recent balance sheet of Banner, except to the extent reflected on such balance sheet, or for such other dates and years and periods prior thereto for which Banner may at said date have been liable in its own right or as transferee of the assets of, or as successor to, any other corporation or entity, except for taxes accrued but not yet due and payable, and no deficiency assessment or proposed adjustment of any such tax return is pending, proposed or contemplated.  None of such income tax returns has been examined or is currently being examined by the Internal Revenue Service and no deficiency assessment or proposed adjustment of any such return is pending, proposed or contemplated.  Banner has not made any election pursuant to the provisions of any applicable tax laws (other than elections that relate solely to methods of accounting, depreciation, or amortization) that would have an adverse effect on Banner, its financial condition, its business as presently conducted or proposed to be conducted, or any of its respective properties or assets.  There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any tax return of Banner.

(d)The books and records, financial and otherwise, of Banner are in all material respects complete and correct and have been maintained in accordance with sound business and bookkeeping practices so as to accurately and fairly reflect, in reasonable detail, the transactions and dispositions of the assets of Banner, and Banner has maintained a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions have been and are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit the preparation of financial statements in conformity with generally accepted accounting principles or any other criteria applicable to such statements and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals, and appropriate action is taken with respect to any differences.

4.05Information.  The information concerning Banner set forth in this Agreement and in the Banner Disclosure Schedules is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.  Banner shall cause the Banner Disclosure Schedules to be updated after the date hereof up to and including the Closing Date.

4.06Absence of Certain Changes or Events.  Except as set forth in this Agreement, since June 30, 2019:

(a)There has not been (i) any material adverse change in the business, operations, properties, level of inventory, assets, or condition of Banner or (ii) any damage, destruction, or loss to Banner materially and adversely affecting the business, operations, properties, assets, or conditions of Banner.

(b)Banner has not (i) amended its articles of incorporation or bylaws; (ii) declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to its stockholders or purchased or redeemed, or agreed to purchase or redeem, any of its capital stock; (iii) waived any rights of value which in the aggregate are extraordinary and material considering the business of Banner; (iv) made any material change in its method of accounting; (v) entered into any other material transactions other than those contemplated by this Agreement; (vi) made any material accrual or material arrangement for or payment of bonuses or special compensation of any kind or any severance or termination pay to any present or former officer or employee; or (vii) made any material increase in any profit-sharing, bonus, deferred compensation, insurance, pension, retirement, or other employee benefit plan, payment, or arrangement made to, for, or with their officers, directors, or employees;

(c)Banner has not (i) granted or agreed to grant any options, warrants, or other rights for its shares, bonds, or other securities calling for the issuance thereof; (ii) borrowed or agreed to borrow any funds or incurred, or become subject to, any material obligation or liability (absolute or contingent) except liabilities incurred in the ordinary course of business; (iii) paid any material obligation or liability (absolute or contingent) other than current liabilities reflected in or shown on the most recent Banner balance sheet and current liabilities incurred since that date in the ordinary course of business;

(iv) sold or transferred, or agreed to sell or transfer, any of its material assets, properties, or rights, or agreed to cancel, any material debts or claims; (v) made or permitted any amendment or termination of any contract, agreement, or license to which it is a party if such amendment or termination is material, considering the business of Banner; or (vi) issued, delivered, or agreed to issue or deliver any stock, bonds, or other company securities including debentures (whether authorized and unissued or held as treasury shares); and

(d)To the best knowledge of Banner, it has not become subject to any law or regulation which materially and adversely affects, or in the future would be reasonably expected to adversely affect, the business, operations, properties, assets, or condition of Banner.

4.07Title and Related Matters.  Except as provided herein or disclosed in the Banner balance sheet and the notes thereto, Banner has good and marketable title to all of its properties, inventory, interests in properties, and assets, which are reflected in the most recent Banner balance sheet or acquired after that date (except properties, interests in properties, and assets sold or otherwise disposed of since such date in the ordinary course of business), free and clear of all mortgages, liens, pledges, charges, or encumbrances, except (i) statutory liens or claims not yet delinquent; and (ii) such imperfections of title and easements as do not, and will not, materially detract from, or interfere with, the present or proposed use of the properties subject thereto or affected thereby or otherwise materially impair present business operations on such properties. To the best knowledge of Banner, the business of Banner as currently conducted does not infringe on the copyright, patent, trade secret, know-how, or other proprietary right of any other person or entity and comprises all such rights necessary to permit the operation of the businesses of Banner as now being conducted or as contemplated.

4.08Litigation and Proceedings. Except as otherwise disclosed in Schedule 4.08 of the Banner Disclosure Schedules, there are no material actions, suits, or proceedings pending or, to the knowledge of Banner, threatened by or against Banner or adversely affecting Banner, at law or in equity, before any court or other governmental agency or instrumentality, domestic or foreign, or before any arbitrator of any kind.  Banner does not have any knowledge of any default on the part of Banner with respect to any judgment, order, writ, injunction, decree, award, rule, or regulation of any court, arbitrator, or governmental agency or instrumentality.

4.09Contracts.  Except as otherwise disclosed in Schedule 4.09 of the Banner Disclosure Schedules:

(a)There are no material contracts, agreements, franchises, license agreements, or other commitments to which Banner is a party or by which Banner or its properties are bound;

(b)All contracts, agreements, franchises, license agreements, and other commitments to which Banner is a party or by which its properties are bound and which are material to the consolidated operations or financial condition of Banner are valid and enforceable by Banner in all material respects;

(c)Banner is not a party to or bound by, and its properties are not subject to, any material contract, agreement, other commitment or instrument; any charter or other corporate restriction; or any judgment, order, writ, injunction, decree, or award which materially and adversely affects, or in the future may (as far as Banner can now foresee) materially and adversely affect, the business, operations, properties, assets, or condition of Banner; and

(d)Banner is not a party to any oral or written (i) contract for the employment of any officer, director, or employee which is not terminable on 30 days (or less) notice;  (ii) profit-sharing, bonus, deferred compensation, stock option, severance pay, pension benefit or retirement plan, agreement, or arrangement covered by Title IV of the Employee Retirement Income Security Act, as amended; (iii) agreement, contract, or indenture relating to the borrowing of money; (iv) guarantee of any obligation, other than one on which Banner is a primary obligor, for the borrowing of money or otherwise, excluding endorsements made for collection and other guarantees of obligations, which, in the aggregate do not exceed $30,000; (v) consulting or other similar contract with an unexpired term of more than one year or providing for payments in excess of $30,000 in the aggregate; (vi) collective bargaining agreement; (vii) agreement with any present or former officer or director of Banner or any subsidiary; or (viii) contract, agreement, or other commitment involving payments by it of more than $30,000 in the aggregate.

4.10Material Contract Defaults.  Banner is not in default in any material respect under the terms of any outstanding contract, agreement, lease, or other commitment which is material to the business, operations, properties, assets, or condition of Banner considered as whole, and there is no event of default or other event which, with notice or lapse of time or both, would constitute a default in any material respect under any such contract, agreement, lease, or other commitment in respect of which Banner has not taken adequate steps to prevent such a default from occurring.

4.11Intellectual Property.  Except as disclosed on Schedule 4.11 of the Banner Disclosure Schedules:

(a)Banner’s material intellectual property is either licensed or owned by Banner, in each case free and clear of all liens other than any right of any third party as owner or licensor or licensee under a contract affecting such Intellectual Property, with royalties as set forth on Schedule 4.11 of the Banner Disclosure Schedules;

(b)Banner’s material intellectual property is not the subject of any pending or, to the knowledge of Banner, threatened litigation or claim of infringement;

(c)Banner has not granted any license, or agreed to pay or receive any royalty in respect of, any Intellectual Property except as set forth on Schedule 4.11 of the Banner Disclosure Schedules;

(d)No material license or royalty agreement to which Banner is a party is in breach or default by Banner or, to the knowledge of Banner, any other party thereto; and no such license or royalty agreement is or has been the subject of any notice of termination given or threatened in writing by any person;

(e)Banner has not received any notice contesting its rights to use any intellectual property as set forth on Schedule 4.11 of the Banner Disclosure Schedules;

(f)Banner has not granted any license or agreed to pay or receive any royalty in respect of any material intellectual property except as set forth on Schedule 4.11 of the Banner Disclosure Schedules; and

(g)Banner has not violated the intellectual property rights of any third party.

4.12No Conflict with Other Instruments.  The execution of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in the breach of any term or provision of, or constitute an event of default under, any material indenture, mortgage, deed of trust, or other material contract, agreement, or instrument to which Banner is a party or to which any of its properties or operations are subject.

4.13Governmental Authorizations.  Banner has all licenses, franchises, permits, and other governmental authorizations that are legally required to enable it to conduct its business in all material respects as conducted on the Execution Date of this Agreement.  Except for compliance with federal and state securities and corporation laws, as hereinafter provided, no authorization, approval, consent, or order of, or registration, declaration, or filing with, any court or other governmental body is required in connection with the execution and delivery by Banner of this Agreement and the consummation by Banner of the transactions contemplated hereby.

4.14Compliance with Laws and Regulations.  Banner has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of Banner or except to the extent that noncompliance would not result in the occurrence of any material liability for Banner.

4.15Insurance.  All of Banner’s insurance policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been, or prior to the Closing Date, will be, paid, and no notice of cancellation or termination has been received with respect to any such policy.  Such insurance policies provide the types and amounts of insurance customarily obtained by businesses of similar size and character of operations to the businesses of Banner.  Banner has not been refused any insurance with respect to its assets or operations; and its insurance coverage has not been limited by any insurance carrier to which it has applied for any such insurance, or with which it has carried insurance, in each case during the two years preceding the date hereof.

4.16Environmental.  Banner is in compliance in all material respects with all applicable federal, state and local laws and regulations governing the environment, public health and safety and employee health and safety (including all provisions of the Occupational Safety and Health Administration (OSHA) and no charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice has been filed or commenced against Banner and, to the knowledge of Banner, no such charge, complaint, action, suit, proceeding, hearing, investigation, claim, demand or notice is pending or has been threatened.

4.17Employee Relations.  Banner has complied in respect of its business in all material respects with all applicable laws, rules, and regulations that relate to prices, wages, hours, harassment, disabled access, and discrimination in employment and collective bargaining and to the operation of its business and is not liable for any arrears of wages or any taxes or penalties for failure to comply with any of the foregoing.  Banner believes that the relationships between Banner and its employees are satisfactory.

4.18Officer, Director and Promoter’s Information.  During the past five (5) years, neither Banner, nor any of its respective officers, directors or promoters, has been the subject of:

(a)A bankruptcy petition filed by or against any business of which Banner or such other person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(b)A conviction in a criminal proceeding or a pending criminal proceeding (excluding traffic violations and other minor offenses);

(c)Any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Banner or any such other person from involvement in any type of business, securities or banking activities; or

(d)A finding by a court of competent jurisdiction (in a civil action), the SEC, or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

4.19Broker Fees.  Except as set forth on Schedule 4.19 of the Banner Disclosure Schedules, Banner has not incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or investment bankers’ fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.20Board Approval. The board of directors of Banner has duly adopted resolutions: (a) approving and declaring advisable this Agreement, the Merger and the transactions contemplated hereby (such approvals having been made in accordance with the DGCL); (b) determining that the terms of the Merger are fair to and in the best interests of Banner and its stockholders; and (c) recommending that the stockholders of Banner approve and adopt this

Agreement and the Merger, which resolutions have not been modified, supplemented or rescinded and remain in full force and effect.

ARTICLE V COVENANTS

5.01Parent Amendments to Charter.  Prior to the Effective Time, Parent shall amend its articles of incorporation to provide for (a) a reverse stock split (the “Reverse Split”) with a range from 1:40 to 1:100 (the “Reverse Split Ratio”) and (b) a name change to MTB Corp. (the “Name Change”).

5.02Stockholder Action.  As soon as practicable following the Execution Date of this Agreement, Merger Sub and Banner shall each obtain approval by their stockholders of the Merger, this Agreement, and the transactions contemplated hereby.

5.03Banner Financial Statements.  In addition to the audited financial statements of Banner included in Schedule 4.04 of the Banner Disclosure Schedules, prior to Closing, Banner shall cause to be prepared and delivered to Parent: (i) unaudited combined pro forma financial statements of Parent and Banner at December 31, 2018; and (ii) any additional financial statements and information of Banner that is required to be filed by Parent with the SEC as a result of its acquisition of Banner (the foregoing, the “Audit”).  All such financial statements shall be prepared in accordance with the rules and regulations of the SEC and PCAOB. The audited and unaudited financial statements of Banner shall not indicate any material adverse change in the financial position of Banner from the information set forth in the financial statements referred to in Section 4.04(a).

5.04Supplement to Disclosure Schedules.  From time to time prior to the Closing, the parties shall supplement or amend the disclosure schedules hereto with respect to any matter hereafter arising or of which it becomes aware after the date hereof, which, if existing, occurring or known at the Execution Date of this Agreement, would have been required to be set forth or described in the disclosure schedules (each a “Schedule Supplement”). Any disclosure in any such Schedule Supplement shall not be deemed to have cured any inaccuracy in or breach of any representation or warranty contained in this Agreement for purposes of the termination rights contained in this Agreement.

5.05No Other Negotiations.  Starting on the Execution Date and until the earlier of the Closing or the termination of this Agreement, Parent, Banner, and their respective affiliates, subsidiaries, agents and representatives shall not (i) solicit, encourage, directly or indirectly, any inquiries, discussions or proposals for, (ii) continue, propose or enter into any negotiations or discussions looking toward, or (iii) enter into any agreement or understanding providing for, any acquisition of any of their respective capital stock or any part of their assets or businesses.  In addition, Parent, Banner and their respective affiliates, subsidiaries, agents and representatives shall not provide any information to any Person (other than as contemplated by this Agreement) for the purpose of evaluating or determining whether to make or pursue any such inquiries or proposals with respect to any such acquisition of capital stock, assets or business of either Parent, Merger Sub or Banner.  Parent and Banner shall each notify the other immediately of any such inquiries or proposals or requests for information.  For the purpose of clarity, this Section 5.05 shall not prohibit Banner from talking with financing sources which could finance the combined Mount Tam-Banner company.

5.06Reasonable Best Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the parties hereto shall, and shall cause its subsidiaries to, use its reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper, or advisable to consummate and make effective, and to satisfy all conditions to, in the most expeditious manner practicable, the transactions contemplated by this Agreement, including: (i) the obtaining of all necessary permits, waivers, and actions or nonactions from governmental authorities and the making of all necessary registrations and filings (including filings with governmental authorities) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any governmental authorities; (ii) the obtaining of all necessary consents or waivers from third parties; and (iii) the execution and delivery of any additional instruments necessary to consummate the Merger and to fully carry out the purposes of this Agreement. Parent will take all action necessary to cause Merger Sub to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement. Banner and Parent shall, subject to applicable law, promptly: (A) cooperate and coordinate with the other in the taking of the actions contemplated by clauses (i), (ii), and (iii) immediately above; and (B) supply the other with any information that may be reasonably required in order to effectuate the taking of such actions. Each party hereto shall promptly inform the other party or parties hereto, as the case may be, of any communication from any governmental authority regarding any of the transactions contemplated by this Agreement. If Banner or Parent receives a request for additional information or documentary material from any governmental authority with respect to the transactions contemplated by this Agreement, then it shall use reasonable best efforts to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request, and, if permitted by applicable law and by any applicable governmental authority, provide the other party’s counsel with advance notice and the opportunity to attend and participate in any meeting with any governmental authority in respect of any filing made thereto in connection with the transactions contemplated by this Agreement.

5.07Access to Information and Facilities; Confidentiality.

(a)From and after the Execution Date of this Agreement, Banner shall allow Parent and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Banner and shall make the officers and employees of Banner available to Parent and its representatives as Parent or its representatives shall from time to time reasonably request.  Parent and its representatives shall be furnished with any and all information concerning Banner, which Parent or its representatives reasonably request and can be obtained by Banner without unreasonable effort or expense.

(b)From and after the Execution Date of this Agreement, Parent shall allow Banner and its representatives access during normal business hours to all of the facilities, properties, books, contracts, commitments and records of Parent and its subsidiaries and shall make the officers and employees of Parent available to Banner and its representatives as Banner or its representatives shall from time to time reasonably request.  Banner and its representatives shall be furnished with any and all information concerning Parent and its subsidiaries, which Banner or its representatives reasonably request and can be obtained by Parent without unreasonable effort or expense.

(c)Each of Banner, Merger Sub, Parent and their Affiliates, directors, officers, employees, representatives and agents agree as follows with respect to any Confidential information of any other party that may be disclosed to it:

(i)As used herein, the “Confidential Information” of a party shall mean all information concerning or relating to the business, operations, financial condition or prospects of such party or any of its Affiliates, regardless of the form in which such information appears and whether or not such information has been reduced to a tangible form, and shall specifically include (i) all information regarding the officers, directors, employees, equity holders, customers, suppliers, distributors, sales representatives and licensees of such party and its Affiliates, in each case whether present or prospective, (ii) all inventions, discoveries, trade secrets, processes, techniques, methods, formulae, ideas and know-how of such party and its Affiliates, (iii) all financial statements, audit reports, budgets and business plans or forecasts of such party and its Affiliates and (iv) all information concerning or related to the Merger contemplated hereby; provided, that the Confidential Information of a party shall not include (a) information which is or becomes generally known to the public through no act or omission of the other party and (b) information which has been lawfully obtained by the other party from a source other than the party to whom such Confidential Information belongs (or any of its Affiliates or their respective officers, directors, employees, equity holders or agents) so long as, in the case of information obtained from a third party, such third party was or is not, directly or indirectly, subject to an obligation of confidentiality owed to the party to whom such Confidential Information belongs or any of its Affiliates at the time such Confidential Information was or is disclosed to the other party. As used herein, an “Affiliate” of a party shall mean an entity which controls, is controlled by or is under common control with such party, and the term “control” shall mean, with respect to any entity, the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

(ii)Except as otherwise permitted by Section 5.07(c)(iii) below, each party agrees that it will not, without the prior written consent of the other party, disclose or use for its own benefit any Confidential Information of the other party.

(iii)Notwithstanding Section 5.07(c)(ii) above, each of the parties shall be permitted to:

1)Disclose Confidential Information of the other party to its officers, directors, employees, equity holders, lenders, counsel, accountants and other agents, but only to the extent reasonably necessary in order for such party to perform its obligations and exercise its rights and remedies hereunder, and such party shall take all such action as shall be necessary or desirable in order to ensure that each of such persons maintains the confidentiality of any Confidential Information that is so disclosed, and shall be responsible for the actions of such persons; and

2)Disclose Confidential Information of the other party to the extent, but only to the extent, required by law; provided, that prior to making any disclosure pursuant to this clause, the party required to make such disclosure (the “Disclosing Party”) shall notify the other party (the “Affected Party”) of the same, and the Affected Party shall have the right to participate with the Disclosing Party in determining the amount and type of Confidential Information of the Affected Party, if any, which must be disclosed in order to comply with applicable law. Disclosing Party will cooperate with Affected Party should Disclosing Party elect to contest the necessity of disclosure.

(iv)If negotiations concerning the transactions contemplated hereby shall cease without the Merger being consummated then, promptly after the written request of either party, the other party shall return to the requesting party all Confidential Information (including all duplicates and copies thereof) of the requesting party which is in tangible or electronic form and which is then in its possession (or in the possession of any of its officers, directors, employees, equity holders or agents).

(v)The parties acknowledge and agree that each would be irreparably damaged in the event that any of the provisions of this Section are not performed by the other in accordance with their specific terms or are otherwise breached. Accordingly, it is agreed that each party shall be entitled to an injunction or injunctions to prevent breaches of this Section by the other and shall have the right to specifically enforce this Section and the terms and provisions hereof against the other, in addition to any other remedy to which such aggrieved party may be entitled at law or in equity.

5.08Pre-Closing Activities of Parent and Banner

(a)From and after the Execution Date of this Agreement until the Closing Date and except as set forth in the respective schedules to be delivered by Parent and Banner pursuant hereto or as permitted or contemplated by this Agreement, Parent and Banner will each:

(i)Carry on its business in substantially the same manner as it has heretofore;

(ii)Maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

(iii)Perform in all material respects all of its obligations under material contracts, leases, and instruments relating to or affecting its assets, properties, and business;

(iv)Use its best efforts to maintain and preserve its business organization intact, to retain its key employees, and to maintain its relationships with its material suppliers and customers;

(v)Duly and timely file for all taxable periods ending on or prior to the Closing Date all federal, state, county, and local tax returns required to be filed by or on behalf of such entity or for which such entity may be held responsible and shall pay, or cause to pay, all taxes required to be shown as due and payable on such returns, as well as all installments of tax due and payable during the period commencing on the Execution Date of this Agreement and ending on the Closing Date; and

(vi)Fully comply with and perform in all material respects all obligations and duties imposed on it by all federal and state laws and all rules, regulations, and orders imposed by federal or state governmental authorities.

(b)From and after the Execution Date of this Agreement and except as provided herein until the Closing Date, Parent and Banner will not without the prior written approval of the other:

(i)Make any change in its articles of incorporation or bylaws or effect any recapitalization except as specifically provided herein; or

(ii)Enter into or amend any material contract, agreement, or other instrument of any of the types described in such party’s Disclosure Schedules, except that a party may enter into or amend any contract, agreement, or other instrument in the ordinary course of business.

(c)Banner will use its commercially reasonable to have the Audit completed as soon as practicable after the Execution Date of this Agreement.

5.09Notices of Significant Events.  From and after the Execution Date of this Agreement until the Effective Time, each party hereto shall promptly notify the other party hereto of: (a) the occurrence, or non-occurrence, of any event that would be likely to cause any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; or (b) the failure of Banner or Parent, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would reasonably be expected to result in any condition to the obligations of any party to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.09 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the Execution Date of this Agreement or otherwise limit or affect the remedies available hereunder to the party receiving such notice.

5.10Consents and Approvals.

(a)Banner shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Banner shall make all filings, applications, statements and reports to all governmental authorities and other persons that are required to be made prior to the Closing Date by or on behalf of Banner pursuant to applicable law or any material contract of Banner in connection with this Agreement and the transactions contemplated hereby.

(b)Parent shall use commercially reasonable efforts to obtain all consents, approvals, certificates and other documents required in connection with the performance by it of this Agreement and the consummation of the transactions contemplated hereby.  Parent shall make all filings, applications, statements and reports to all governmental authorities and other persons that are required to be made prior to the Closing Date by or on behalf of Parent pursuant to applicable law or a material contract of Parent in connection with this Agreement and the transactions contemplated hereby.

5.11Indemnification by Banner.  Banner will indemnify and hold harmless Parent, Merger Sub and their respective directors and officers, and each person, if any, who controls Parent within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of material fact contained in any application or statement filed with a governmental body or arising out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Banner expressly for use therein.  The indemnity agreement contained in this Section 5.11 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Parent and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

5.12Indemnification by Parent.  Parent will indemnify and hold harmless Banner, and its directors and officers, and each person, if any, who controls Banner within the meaning of the Securities Act, from and against any and all losses, claims, damages, expenses, liabilities, or actions to which any of them may become subject under applicable law (including the Securities Act and the Exchange Act) and will reimburse them for any legal or other expenses reasonably incurred by them in connection with investigating or defending any claims or actions, whether or not resulting in liability, insofar as such losses, claims, damages, expenses, liabilities, or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any application or statement filed with a governmental body or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing by Parent expressly for use therein.  The indemnity agreement contained in this Section 5.12 shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Banner and shall survive the consummation of the transactions contemplated by this Agreement for a period of one year.

5.13The Acquisition of Parent Common Stock.  Parent and Banner understand and agree that the consummation of this Agreement including the issuance of the Parent Shares to Banner’s stockholders in exchange for the Banner Shares as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes.  Parent and Banner agree that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired.

(a)In order to provide documentation for reliance upon the exemptions from the registration and prospectus delivery requirements for such transactions, each of the stockholders of Banner shall execute and deliver to Parent an investment representation letter in a form mutually agreed upon by the Parent and Banner.

(b)In connection with the transaction contemplated by this Agreement, Banner and Parent shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports, or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the states where the stockholders of Banner reside, all to the extent and in the manner as may be deemed by such parties to be appropriate.

(c)In order to more fully document reliance on the exemptions as provided herein, Banner, the stockholders of Banner, and Parent shall execute and deliver to the other, at or prior to the Closing, such further letters of representation, acknowledgment, suitability, or the like as Parent or Banner and their respective counsel may reasonably request in connection with reliance on exemptions from registration under such securities laws.

5.14Securities Filings.  Parent shall be responsible for the preparation of a Form D and its filing with the SEC, and Banner will be responsible for any and all filings in any jurisdiction where its stockholders reside which would require a filing with a governmental agency as a result of the transactions contemplated in this Agreement.

5.15Parent Amounts Payable.

(a)The Parent has promissory notes and lines of credit with Fromar Investments, LP (“Fromar”) and Climate Change Investigation, Innovation and Investment Company, LLC (“CC3I”). The amounts due to Fromar and CC3I are secured by a security interest in all assets of the Company on the terms and conditions set forth in security agreements with Fromar and CC3I. Pursuant to an intercreditor agreement between CC3I and Fromar, the security interests of CC3I and Fromar rank pari passu with each other.  After the Effective Date, the assets owned by the Parent prior to the Effective Date will be exchanged for the principal, interest and all amounts due to Fromar and CC3I Note pursuant to agreements between the Parent, CC3I, and Fromar in full satisfaction of the amounts due and owing to Fromar and CC3I.  For purposes of clarity, the Parent and Banner agree that following the Effective Date, the assets held by the Parent prior to the  Merger will be transferred out of the Parent.

(b)All liabilities owed by the Parent to parties other than to Fromar and CC3I shall be repaid or retired, or there shall be agreements to repay or retire such liabilities, before the Effective Date; provided, however, if Banner completes an equity or debt financing equal to net proceeds of greater than $3,000,000, Banner shall assume Parent’s accounts payable equal to 10% of the amount greater than $3,000,000 raised from sources identified by Parent, its employees or its board of directors.

ARTICLE VI CONDITIONS PRECEDENT TO OBLIGATIONS OF BANNER

The obligations of Banner under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

6.01Articles of Incorporation.  Parent shall have completed the amendments to its Articles of Incorporation described in Section 5.01 and effected the Name Change and the Reverse Split using the Reverse Split Ratio required by Section 2.01.

6.02Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Banner and Merger Sub in the manner required by the applicable laws of the state of Delaware.

6.03Accuracy of Representations; Performance of Covenants.  The representations and warranties made by Parent and Merger Sub in this Agreement were true as of the Execution Date and shall be true at the Closing Date with the same force and affect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Parent shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Parent prior to or at the Closing.  Banner shall be furnished with certificates, signed by duly authorized officers of Parent and dated the Closing Date, to the foregoing effect.

6.04Officer’s Certificates.  Banner shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Parent to the effect that to such officer’s best knowledge no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Parent, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Parent’s own documents and information, the certificate shall represent, to the best knowledge of the officer, that:

(a)This Agreement has been duly approved by Parent’s board of directors and has been duly executed and delivered in the name and on behalf of Parent by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Parent pursuant to a unanimous consent;

(b)There have been no material adverse changes in the financial condition, business or operations of Parent up to and including the date of the certificate;

(c)All conditions required by this Agreement have been met, satisfied, or performed by Parent;

(d)All authorizations, consents, approvals, registrations, and/or filings with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Parent have been obtained and are in full force and effect or, if not required to have been obtained, will be in full force and effect by such time as may be required; and

(e)There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Parent, wherein an unfavorable decision, ruling, or finding could have an adverse effect on the financial condition of Parent, the operation of Parent, or the acquisition and reorganization contemplated herein, or any agreement or instrument by which Parent is bound or in any way contests the existence of Parent.

6.05No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business, or operations of Parent, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause or create any material adverse change in the financial condition, business, or operations of Parent.

6.06Good Standing.  Banner shall have received a certificate of good standing from the secretary of state of Nevada, dated as of the date within ten days prior to the Closing Date, certifying that Parent is in good standing as a corporation in the State of Nevada.

6.07Actions or Proceedings.  No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Parent; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

6.08Diligence.  Banner shall have completed its due diligence investigation of Parent, and shall, in its sole discretion, be satisfied with the results of such due diligence investigation.

6.09Other Items.  Banner shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Banner may reasonably request.

ARTICLE VII

CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

The obligations of Parent and Merger Sub under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

7.01Stockholder Approval.  This Agreement and the transactions contemplated hereby shall have been approved by the stockholders of Banner and Merger Sub in the manner required by the applicable laws of the state of Delaware.

7.02Accuracy of Representations; Performance of Covenants.  The representations and warranties made by Banner in this Agreement were true as of the Execution Date and shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date (except for changes therein permitted by this Agreement), and Banner shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Banner prior to or at the Closing.  Parent shall be furnished with a certificate, signed by a duly authorized officer of Banner and dated the Closing Date, to the foregoing effect.

7.03Officer’s Certificates.  Parent shall have been furnished with certificates dated the Closing Date and signed by the duly authorized chief executive officer of Banner to the effect that no litigation, proceeding, investigation, or inquiry is pending or, to the best knowledge of Banner, threatened, which might result in an action to enjoin or prevent the consummation of the transactions contemplated by this Agreement.  Furthermore, based on certificates of good standing, representations of government agencies, and Banner’s own documents, the certificate shall represent, to the best knowledge of the officer, that:

(a)This Agreement has been duly approved by Banner’s board of directors and stockholders and has been duly executed and delivered in the name and on behalf of Banner by its duly authorized officers pursuant to, and in compliance with, authority granted by the board of directors of Banner pursuant to a unanimous consent and the stockholders of Banner;

(b)Except as provided or permitted herein, there have been no material adverse changes in the financial condition, business or operations of Banner up to and including the date of the certificate;

(c)All authorizations, consents, approvals, registrations, and/or filing with any governmental body, agency, or court required in connection with the execution and delivery of the documents by Banner have been obtained and are in full force and effect or, if not required to have been obtained will be in full force and effect by such time as may be required; and

(d)There is no material action, suit, proceeding, inquiry, or investigation at law or in equity by any public board or body pending or threatened against Banner, wherein an unfavorable decision, ruling, or finding would have a material adverse effect on the financial condition of Banner, the operation of Banner, or the acquisition and reorganization contemplated herein, or any material agreement or instrument by which Banner is bound or would in any way contest the existence of Banner.

7.04No Material Adverse Change.  Prior to the Closing Date, there shall not have occurred any material adverse change in the financial condition, business or operations of Banner, nor shall any event have occurred which, with the lapse of time or the giving of notice, may cause of create any material adverse change in the financial condition, business, or operations of Banner.

7.05Good Standing.  Parent shall have received a certificate of good standing from the appropriate authority, dated as of a date with ten days prior to the Closing Date, certifying that Banner is in good standing as a corporation in the State of Delaware.

7.06Banner Financial Information.  Banner shall provide assurance to Parent that it will be able to deliver to Parent the financial statements and financial information described in Section 5.03 within 75 days of Closing.

7.07Actions or Proceedings.  No action or proceeding by any governmental authority or other person shall have been instituted or threatened which: (a) is likely to have a material adverse effect on the business or operations of Banner; or (b) could enjoin, restrain or prohibit, or could result in substantial damages in respect of, any provision of this Agreement or the consummation of the transactions contemplated hereby.

7.08Diligence.  Parent shall have completed its due diligence investigation of Banner, and shall, in its sole discretion, be satisfied with the results of such due diligence investigation.

7.09Other Items.  Parent shall have received such further documents, certificates, or instruments relating to the transactions contemplated hereby as Parent may reasonably request.

ARTICLE VIII MISCELLANEOUS

8.01Brokers.  Parent and Banner agree that there were no finders or brokers involved in bringing the parties together or who were instrumental in the negotiation, execution, or consummation of this Agreement.  Further, Parent and Banner each agree to indemnify the other against any claim by any third person for any commission, brokerage, or finder’s fee or other payment with respect to this Agreement or the transactions contemplated hereby based on any alleged agreement or understanding between such party and such third person, whether express or implied, from the actions of such party.  The covenants set forth in this Section shall survive the Closing Date and the consummation of the transactions herein contemplated.

8.02No Representation Regarding Tax Treatment.  No representation or warranty is being made by any party to any other regarding the treatment of this transaction for federal or state income taxation.  Each party has relied exclusively on its own legal, accounting, and other tax adviser regarding the treatment of this transaction for federal and state income tax purposes.

8.03Governing Law.  This Agreement shall be governed by, enforced and construed under and in accordance with the laws of the State of Delaware.

8.04Notices.  All notices, consents, waivers, requests, instructions, or other communications required or permitted hereunder shall be in writing, and shall be deemed to have been duly given if (a) delivered personally (effective upon delivery), (b) sent by a reputable, established international courier service providing confirmation of delivery (effective one business day after being delivered to such courier service), or (c) mailed by certified mail, return receipt requested, postage prepaid (effective three business days after being deposited in the U. S. Mail), addressed as follows (or to such other address as the recipient may have furnished for such purpose pursuant to this Section):

If to Banner: Banner Midstream Corp.

5899 Preston Rd., Unit 505

Frisco, TX 75034

Attention: Jay Puchir

jpuchir@bannermidstream.com

With a copy (which shall not constitute notice) to:

Peter DiChiara

Carmel, Milazzo & DiChiara

55 West 39th Street

New York, New York 10018

pdichiara@cmdllp.com

If to Parent:Mount Tam Biotechnologies, Inc.

106 Main Street #4E

Burlington, VT 05401

Attention:  Richard Marshak

Email: Richard@mounttambiotech.com

With a copy (which shall not constitute notice) to:

Kirton McConkie PC

50 E. South Temple

Salt Lake City, Utah 84111

Attention: Alexander N. Pearson

Email: apearson@kmclaw.com

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

8.05Attorneys’ Fees.  In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the nonbreaching party or parties for all costs, including reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

8.06Schedules; Knowledge.  Whenever in any section of this Agreement reference is made to information set forth in the schedules provided by Parent or Banner such reference is to information specifically set forth in such schedules and clearly marked to identify the section of this Agreement to which the information relates.  Whenever any representation is made to the “knowledge” of any party, it shall be deemed to be a representation that no officer or director of such party, after reasonable investigation, has any knowledge of such matters.

8.07Entire Agreement.  This Agreement represents the entire agreement between the parties relating to the subject matter hereof.  All previous agreements between the parties, whether written or oral, have been merged into this Agreement.  This Agreement alone fully and completely expresses the agreement of the parties relating to the subject matter hereof.  There are no other courses of dealing, understandings, agreements, representations, or warranties, written or oral, except as set forth herein.

8.08Survival; Termination.  The representations, warranties, and covenants of the respective parties shall survive the Closing Date and the consummation of the transactions herein contemplated for a period of one year from the Closing Date, unless otherwise provided herein.

8.09Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Electronic transmissions of any signed original document, or transmission of any signed facsimile document, shall constitute delivery of an executed original.  At the request of any of the parties, the parties shall confirm facsimile transmission signatures by signing and delivering an original document.

8.10Amendment or Waiver.  Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law, or in equity, and such remedies may be enforced concurrently, and no waiver by any party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore, or thereafter occurring or existing.  At any time prior to the Closing Date, this Agreement may be amended by a writing signed by all parties hereto, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance thereof may be extended by a writing signed by the party or parties for whose benefit the provision is intended.

8.11Public Statements.  Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the parties shall consult with one another, and use reasonable best efforts to agree upon the text of any press release, before issuing any such press release or otherwise making public statements with respect to the Merger and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

8.12Expenses.  Except as otherwise expressly provided herein, each party hereto shall bear its own expenses with respect to this Agreement and the transactions contemplated hereby.

8.13No Third Party Beneficiaries  This Agreement is solely for the benefit of the parties hereto and, to the extent provided herein, their respective directors, officers, employees, agents and representatives, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be executed by their respective officers, hereunto duly authorized, as of the date first above written.

Mount Tam Biotechnologies, Inc.,Banner Midstream Corp.,

a Nevada corporationa Delaware corporation

By: /s/ Richard Marshak_____________By: /s/ Jay Puchir__________________

Richard Marshak, President     Jay Puchir, President

MTB Merger Sub, Inc.,

a Delaware corporation

By: /s/ Richard Marshak_____________

Richard Marshak, President

4832-6406-0582